UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  June 6, 2013

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

Nevada	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2009 E. 30th Ave., Spokane, WA 99203

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Director

On June 3, 2013, the Board of Directors of Hydrodynex, Inc., (”the Company”) accepted the resignation of Mr. Derek Grant, Mr. Ronald Kunisaki, and Mr. Richard Kunisaki as directors of the Company.  The resignation is effective June 6, 2013.

There were no disagreements between Mr. Grant, Mr. Kunisaki or Mr. Kunisaki and our Board of Directors regarding any business practices or procedures.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

(b)	Resignation of Officers

Effective June 6, 2013, Richard Kunisaki resigned as our Treasurer and Chief Financial Officer and no longer holds an officer position.  There were no disagreements between Mr. Kunisaki and any of our officers regarding the operations, policies or practices of our company.  At the time of resignation, Mr. Kunisaki is not a creditor of the Company.

Effective June 6, 2013, Ronald Kunisaki resigned as our President and Chief Executive Officer and no longer holds an officer position.  There were no disagreements between Mr. Kunisaki and any of our officers regarding the operations, policies or practices of our company.  At the time of resignation, Mr. Kunisaki remained a creditor of HydroDynex.

Effective June 6, 2013, Derek Grant resigned as our Secretary and no longer holds an officer position.  There were no disagreements between Mr. Grant and any of our officers regarding the operations, policies or practices of our company.  At the time of resignation, Mr. Grant is not a creditor of our company.

(c)	Appointment of Officers

Effective June 6, 2013, the following individuals were appointed as our new executive officers:

Name	Age	Position(s) held:
Jerod Edington	35	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary

There is only one officer presently.  Our new officer currently does not have employment agreements with HydroDynex.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which HydroDynex was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of HydroDynex’ total assets at year-end for the last three completed fiscal years, and in which the new officer had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which our officer is a party or in which our new officer participates that is entered into or material amendment in connection with our appointment of the new officer, or any grant or award to any new officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new officer.  The new officer has not entered into a material compensatory plan, contract or arrangement with HydroDynex with regard to their appointment at this point in time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRODYNEX, INC. (Registrant)

Date: June 6, 2013	By:	/s/ Jerod Edington
Jerod Edington President, CEO, CFO, COO, Treasurer, Secretary, VP